Exhibit 10.6

Amendment to Employment Agreement

This AMENDMENT (this “Amendment”) TO THE EMPLOYMENT AGREEMENT referred to below is dated February 5, 2004 and entered into between Genome Therapeutics Corp., a Massachusetts corporation with its principal place of business and chief executive office at 100 Beaver St., Waltham, Massachusetts 02154 (the “Company”) and Stephen Cohen with an address at 101 Melrose Street, Arlington, Massachusetts 02474 (the “Executive”).

RECITALS:

WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of February 27, 2003 (as so amended and restated, the “Employment Agreement”),

WHEREAS, in connection with the Company’s merger with GeneSoft Pharmaceuticals, Inc., the Company and Executive have agreed to amend the Employment Agreement as provided hereunder.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section	1. AMENDMENT TO EMPLOYMENT AGREEMENT

Paragraph 4(c) is hereby amended by deleting such paragraph in its entirety and replacing it with a new Paragraph 4(c) as follows:

If within two years of a Change of Control (as defined in Exhibit A hereto) of the Company or the closing of the Genesoft Merger (as defined below), (i) you are terminated other than for Cause, or (ii) you terminate your employment with the surviving company due to the fact that (a) the surviving company takes any action that results in a material diminution in your position, authority or duties as such position, authority or duties existed immediately prior to the Change of Control or the Genesoft Merger, as the case may be, or (b) the surviving company takes any action that would require you to have your principal place of work changed to any location outside a thirty-five mile radius of the City of Boston, then, in the case of either (i) or (ii), the Company will continue to pay your Base Salary (as in effect at the time of your termination) and provide you with the benefits set forth in Paragraph 2(d) above for a period of twelve (12) months from the date of termination. The Company will also pay you on the date of termination any Base Salary earned but not paid through the date of termination. All severance payments will be payable in accordance with the normal payroll practices of the Company. If you are eligible for severance payments under this Paragraph 4(c) upon termination, then the provisions of Paragraph 4(a) above shall not apply to such termination. In addition, upon such termination, your remaining unvested options and non-exercisable restricted shares will immediately fully vest and all your options shall remain exercisable for a period equal to the lesser of two years from the termination date or until the final exercise date of the options as determined in the applicable stock option agreement between yourself and the Company. The “Genesoft Merger” shall mean the consummation of the transactions pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 17, 2003, among the Company, Guardian Acquisition, Inc., a wholly-owned subsidiary of the Company, GeneSoft Pharmaceutics, Inc. (“Genesoft”), and Luke Evnin, as the representative of the Genesoft stockholders.

Section 2.    AFFIRMATION OF OTHER TERMS AND PROVISIONS

Except as expressly set forth herein, or amended hereby, the parties hereby ratify, acknowledge, confirm, and agree that all other terms and provisions of the Employment Agreement shall remain in full force and effect.

Section 3.     EFFECTIVENESS

This Amendment shall become effective as of the date hereof.

Section 4.    MISCELLANEOUS

This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

Section 5.    GOVERNING LAW

This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

GENOME THERAPEUTICS CORP.	Accepted and Agreed:

/s/ Steven M. Rauscher	/s/ Stephen Cohen

Steven M. Rauscher President and Chief Executive Officer	Stephen Cohen